Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adecoagro S.A. of our report dated March 30, 2011 relating to the consolidated financial statements of Adecoagro S.A., which appear in Adecoagro S.A.’s Registration Statement on Form 20-F, filed with the Securities and Exchange Commission on June 29, 2011.

PRICE WATERHOUSE & CO. S.R.L.

By:	/s/ Mariano C. Tomatis

Mariano C. Tomatis

Buenos Aires, Argentina

January 23, 2012